--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                      Form 8-K/A

                                    CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   January 29, 1998
                                                --------------------------------



 Garden State Newspapers, Inc.
----------------------------------------------------------------------
 (Exact name of registrant as specified in its charter)



 Delaware                                                   22-2675173
----------------------------------------------------------------------
State or other jurisdiction              (Commission            (IRS Employer
  of incorporation)                    File Number)       Identification No.)



1560 Broadway, Suite 1450, Denver, CO                                   80202
-----------------------------------------------------------------------------

(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code     (303) 837-0886
                                                   -----------------------------



                                         N/A
-----------------------------------------------------------------------
            (Former name or former address, if changed since last report.)

                                   Amendment No. 1

     The Company's current report on Form 8-K dated January 29, 1998, is hereby amended and supplemented as follows.

     Item 7.  Financial Statements, Pro Forma Financial Information and
     Exhibits.


--------------------------------------------------------------------------------

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


The following Financial Statements and Pro Forma Financial Information are hereby filed as a part of this report.


(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     (1) The audited financial statements of Tower Media Inc (wholly owned subsidiary of Jack Kent Cooke Incorporated) as of and for the year ended December 28, 1997.


(b)  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

     (1) Unaudited pro forma consolidated balance sheet as of December 31, 1997.

     (2) Unaudited pro forma condensed consolidated statement of operations for the six months ended December 31, 1997 and the year ended June 30, 1997.

                            GARDEN STATE NEWSPAPERS, INC.
                      UNAUDITED PRO FORMA FINANCIAL INFORMATION


On January 29, 1998, Garden State Newspapers acquired substantially all the assets used in the publication of the DAILY NEWS, a daily newspaper published in the San Fernando Valley of Los Angeles, California, with daily and Sunday circulation of approximately 202,000 and 215,000, respectively. The accompanying unaudited pro forma consolidated balance sheet as of December 31, 1997, gives effect to the acquisition of the DAILY NEWS as if the acquisition had occurred as of December 31, 1997.

The accompanying unaudited pro forma consolidated statements of operations for the six months ended December 31, 1997 and the year ended June 30, 1997, give effect to the July 31, 1997 acquisition of THE SUN, a daily newspaper published in Lowell Massachusetts with daily and Sunday circulation of approximately 52,000 and 55,000, respectively, and the acquisition of the DAILY NEWS, collectively referred to as the "Acquisitions," as if the Acquisitions had occurred on July 1, 1997 and July 1, 1996.

These pro forma statements are not necessarily indicative of the future operations or of the consolidated results of operations had the Acquisitions actually taken place on July 1, 1996 or July 1, 1997. The pro forma financial information should be read in conjunction with the Company's historical financial statements and notes thereto appearing in the Company's Forms 10-K and 10-Q for the periods ended June 30, 1997 and December 31, 1997, respectively.

The Company has previously filed a Form 8-K for the July 31, 1997, acquisition of THE SUN, described above.

                    GARDEN STATE NEWSPAPERS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                  December 31, 1997
                                    (IN THOUSANDS)


                    ASSETS                                                 Acquisition
                                                                                 and
                                                                   As        Pro Forma
                                                              Reported     Adjustments           Pro Forma
                                                              --------     -----------           ---------
CURRENT ASSETS
   Cash and cash equivalents. . . . . . . . . . . . . . . .   $ 19,019      $ (9,393)   (a)      $  9,626
   Accounts receivable, less allowance
     for doubtful accounts. . . . . . . . . . . . . . . . .     44,704        11,808               56,512
   Inventories of newsprint and supplies. . . . . . . . . .      6,530         3,321                9,851
   Prepaid expenses and other assets. . . . . . . . . . . .      4,119           406                4,525
                                                              --------      --------             --------
      TOTAL CURRENT ASSETS. . . . . . . . . . . . . . . . .     74,372         6,142               80,514

PROPERTY, PLANT AND EQUIPMENT
   Land . . . . . . . . . . . . . . . . . . . . . . . . . .      9,207         7,670    (b)        16,877
   Buildings and improvements . . . . . . . . . . . . . . .     45,276        14,080    (b)        59,356
   Machinery and equipment. . . . . . . . . . . . . . . . .    130,504        27,989    (b)       158,493
                                                              --------      --------             --------
      Total Property, Plant and Equipment . . . . . . . . .    184,987        49,739              234,726
   Less accumulated depreciation and amortization . . . . .     53,589            --    (c)        53,589
                                                              --------      --------             --------
      Net Property, Plant and Equipment . . . . . . . . . .    131,398        49,739              181,137

OTHER ASSETS
   Investment in partnership. . . . . . . . . . . . . . . .      7,178            --                7,178
   Subscriber accounts, net of accumulated
     amortization . . . . . . . . . . . . . . . . . . . . .     84,734        20,000    (b)       104,734
   Excess of cost over fair value of net assets acquired,
     net of accumulated amortization. . . . . . . . . . . .    201,689        59,528    (d)       261,217
   Covenants not to compete and other identifiable
     intangible assets, net of accumulated amortization . .     21,660            --               21,660
   Other. . . . . . . . . . . . . . . . . . . . . . . . . .      5,532         1,160    (e)         6,692
                                                              --------      --------             --------
      TOTAL OTHER ASSETS. . . . . . . . . . . . . . . . . .    320,793        80,688              401,480
                                                              --------      --------             --------
TOTAL ASSETS. . . . . . . . . . . . . . . . . . . . . . . .   $526,563      $136,569             $663,132
                                                              --------      --------             --------
                                                              --------      --------             --------


               SEE NOTE 1 TO UNAUDITED PRO FORMA FINANCIAL INFORMATION.

                    GARDEN STATE NEWSPAPERS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                  December 31, 1997
                                    (IN THOUSANDS)


                                                                           Acquisition
                                                                                And
                                                                   As        Pro Forma
                                                              Reported     Adjustments           Pro Forma
                                                              --------     -----------           ---------

                   LIABILITIES AND SHAREHOLDER'S EQUITY
 CURRENT LIABILITIES
   Trade accounts payable . . . . . . . . . . . . . . . . .   $  4,591      $    887             $  5,478
   Accrued liabilities. . . . . . . . . . . . . . . . . . .     37,260        12,939    (f)        50,199
   Unearned income. . . . . . . . . . . . . . . . . . . . .     11,094         2,743               13,837
   Income taxes . . . . . . . . . . . . . . . . . . . . . .      5,858            --                5,858
   Current portion of long-term debt. . . . . . . . . . . .      4,857            --                4,857
                                                              --------      --------             --------
       TOTAL CURRENT LIABILITIES. . . . . . . . . . . . . .     63,660        16,569               80,229

 LONG-TERM DEBT AND CAPITAL LEASE
  OBLIGATION. . . . . . . . . . . . . . . . . . . . . . . .    408,953       117,600    (g)       526,553
 OTHER LIABILITIES. . . . . . . . . . . . . . . . . . . . .      5,199         2,400    (g)         7,599
 DEFERRED INCOME TAXES. . . . . . . . . . . . . . . . . . .     17,189            --               17,189
 SHAREHOLDER'S EQUITY
   Common stock . . . . . . . . . . . . . . . . . . . . . .          1            --                    1
   Additional paid in capital . . . . . . . . . . . . . . .     78,570            --               78,570
   Deficit  . . . . . . . . . . . . . . . . . . . . . . . .    (47,009)           --              (47,009)
                                                              --------      --------             --------
     TOTAL SHAREHOLDER'S EQUITY . . . . . . . . . . . . . .     31,562            --               31,562
                                                              --------      --------             --------

 TOTAL LIABILITIES AND
  SHAREHOLDER'S EQUITY. . . . . . . . . . . . . . . . . . .   $526,563      $136,569             $663,132
                                                              --------      --------             --------
                                                              --------      --------             --------

               SEE NOTE 1 TO UNAUDITED PRO FORMA FINANCIAL INFORMATION.

                    GARDEN STATE NEWSPAPERS, INC. AND SUBSIDIARIES
               UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          SIX MONTHS ENDED DECEMBER 31, 1997
                                    (IN THOUSANDS)


                                          DAILY NEWS
                                          Acquisition
                                             And
                                  As      Pro Forma
                               Reported   Adjustments   Note 3   Pro Forma
                               --------   -----------   ------   ---------
 OPERATING REVENUES  . . .    $ 188,990    $ 52,041       (a)    $ 241,031

 COST AND EXPENSES
  Cost of Sales  . . . . .       64,941      18,947       (b)       83,888
  Selling, General
   and Administrative  . .       76,739      25,321     (c)(d)     102,060
  Depreciation and
   Amortization  . . . . .       16,507       3,089       (e)       19,596
  Interest Expense . . . .       20,141       5,296       (f)       25,437
  Other (net)  . . . . . .        7,947          --                  7,947
                              ---------    --------              ---------
  TOTAL COST AND EXPENSES       186,275      52,653                238,928

 GAIN ON SALE OF
  NEWSPAPER PROPERTY . . .       31,829          --                 31,829

 INCOME (LOSS) BEFORE
  INCOME TAXES . . . . . .       34,544        (612)                33,932
 INCOME TAX BENEFIT
   (EXPENSE) . . . . . . .       (6,929)         --                 (6,929)
                              ---------    --------              ---------

 NET INCOME (LOSS) . . . .    $  27,615    $   (612)             $  27,003
                              ---------    --------              ---------
                              ---------    --------              ---------

               SEE NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION.

                    GARDEN STATE NEWSPAPERS, INC. AND SUBSIDIARIES
               UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               YEAR ENDED JUNE 30, 1997
                                    (IN THOUSANDS)


                                           THE SUN                   DAILY NEWS
                                          Acquisition               Acquisition
                                             And                        And
                                  As      Pro Forma                  Pro Forma
                               Reported   Adjustments   Note 2      Adjustments   Note 3   Pro Forma
                               --------   -----------   ------      -----------   ------   ---------
 OPERATING REVENUES  . .      $ 302,902   $  23,836       (a)       $ 101,209       (a)    $ 427,947

 COST AND EXPENSES
  Cost of Sales  . . . .        106,476       7,770     (b)(c)         45,777       (b)      160,023
  Selling, General
   and Administrative  .        127,837       9,063   (b)(d)(e)(f)     43,643     (c)(d)     180,543
  Depreciation and
   Amortization  . . . .         24,689       4,498       (g)           6,179       (e)       35,366

  Interest Expense . . .         31,903       4,787       (h)          10,629       (f)       47,319
  Other (net). . . . . .          7,995          --                        --                  7,995
                              ---------   ---------                 ---------              ----------
  TOTAL COST AND EXPENSES       298,300      26,118                   106,228                431,246

 GAIN ON SALE OF
  NEWSPAPER PROPERTY . .         30,575          --                        --                 30,575

 INCOME (LOSS) BEFORE
  INCOME TAXES AND
  EXTRAORDINARY LOSS . .         34,577      (2,282)                   (5,019)                27,276

 INCOME TAX BENEFIT                                       (i)
  (EXPENSE). . . . . . .         (1,066)        817                        --                   (249)
                              ---------   ---------                 ---------              ----------
 NET INCOME (LOSS) BEFORE
  EXTRAORDINARY LOSS . .      $  33,511   $  (1,465)                $  (5,019)             $  27,027
                              ---------   ---------                 ---------              ----------
                              ---------   ---------                 ---------              ----------


               SEE NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION.

                            GARDEN STATE NEWSPAPERS, INC.
                  NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

NOTE 1:   UNAUDITED PRO FORMA BALANCE SHEET

          The following are pro forma adjustments to the historical balance sheet to reflect the January 29, 1998 acquisition of the DAILY NEWS.


     (a) Reduce cash on hand by the amount used to fund the acquisition of the DAILY NEWS, net of cash acquired.

     (b) Record property, plant and equipment and subscriber lists at their estimated fair market value at the date of acquisition.

     (c)  Eliminate accumulated depreciation.

     (d) Record the excess of cost over the fair market value of assets acquired.

     (e) Record pension assets acquired in conjunction with the acquisition of the DAILY NEWS.

     (f) Adjust accrued liabilities to accrue the estimated organization, closing and other costs associated with completing the acquisition of the DAILY NEWS.

     (g) Record long-term debt incurred in conjunction with the acquisition of the DAILY NEWS.

GARDEN STATE NEWSPAPERS, INC.
                  NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION


NOTE 2:   UNAUDITED PRO FORMA ADJUSTMENTS FOR THE SUN ACQUISITION

          The following are pro forma adjustments to the historical financial statements of THE SUN, acquired July 31, 1997, for the twelve months ended June 30, 1997.

     (a) Historical advertising revenues have been increased to give effect to the elimination of prompt payment discounts provided by the prior owners.

     (b) Certain personnel who were employed by the newspaper prior to the acquisition were not hired or replaced. In addition, certain employees' wages were reduced and bonuses eliminated. Accordingly, the cost of employing these individuals was eliminated or reduced.

     (c) Cost of sales was adjusted to reflect the newsprint savings of adjusting the web width of the press to 50 inches from 54 inches and to reflect the Company's cost of newsprint. The web width reduction was completed in September 1997.

     (d) Certain expenses of the prior owners, such as vehicles, insurance, professional fees, donations, club dues and entertainment expenses, have been eliminated as these expenses will not be incurred by the Company.

     (e) Effective with the acquisition, the newspaper began requiring the employees to pay a portion of their health care costs. Prior to the acquisition the newspaper paid all health care costs. Accordingly, an adjustment has been made to reduce employee benefit costs to reflect the contributions to be made by employees.

     (f) Bad debt expense was reduced to reflect historical write-offs in lieu of accruals in excess of bad debt reserve requirements.

     (g) Depreciation and amortization expense of the acquired assets has been adjusted to reflect the fair market value of the assets acquired and the useful lives assigned to these assets.

     (h) Interest expense has been adjusted to reflect the amount borrowed to fund the acquisition.

     (i) Income taxes have been adjusted to reflect the income tax benefit of $0.8 million that would have been reported had the newspaper been owned during the pro forma period.

                            GARDEN STATE NEWSPAPERS, INC.
            NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION--CONTINUED


NOTE 3:   UNAUDITED PRO FORMA ADJUSTMENTS FOR THE DAILY NEWS ACQUISITION

          The following pro forma adjustments to the historical financial statement of the DAILY NEWS, acquired January 29, 1998, for the six months ended December 31, 1997, and the twelve months ended June 30, 1997.

     (a) Net circulation sales at the Daily News have been increased to reflect sales tax savings that occur as a result of changing the method of calculation. The calculation method was changed upon acquisition.

     (b) Cost of sales has been reduced to reflect newsprint saving as a result of adjusting the press web width from 54-5/8 inches to 50 inches. The web width reduction was completed in October 1997, prior to the acquisition.

     (c) The historical financial statements did not include the cost of employing a publisher. The historical cost has been adjusted to include $300,000, the estimated cost of this expense.

     (d) Selling, general and administrative expense has been adjusted to reflect pension expense savings. Upon acquisition, the pension plan was frozen, after which the plan became over funded.

     (e) Depreciation and amortization expense of the acquired assets has been adjusted to reflect the fair market value of the acquired assets and the useful lives assigned to these assets.

     (f) Interest expense has been adjusted to reflect the amount borrowed to fund the acquisition of the assets.

                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  GARDEN STATE NEWSPAPERS, INC.


Date:  April 9, 1998                    By:  /s/ Joseph J. Lodovic, IV
                                           ---------------------------------
                                                 Joseph J. Lodovic, IV
                                                 Executive Vice President,
                                                 Chief Financial Officer

                                        Financial Statements

                                        Tower Media Inc
                                        (a wholly-owned subsidiary of
                                        Jack Kent Cooke Incorporated)



                                        YEAR ENDED DECEMBER 28, 1997
                                        WITH REPORT OF INDEPENDENT AUDITORS

                                   Tower Media Inc
             (a wholly-owned subsidiary of Jack Kent Cooke Incorporated)
                                 Financial Statements


                             Year ended December 28, 1997




                                       CONTENTS

Report of Independent Auditors . . . . . . . . . . . . . . . . . . . . . . . . 1

Audited Financial Statements

Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Statement of Income and Accumulated Deficit. . . . . . . . . . . . . . . . . . 3
Statement of Cash Flows. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . 5

                            Report of Independent Auditors

The Board of Directors
Tower Media Inc

We have audited the accompanying balance sheet of Tower Media Inc (a wholly-owned subsidiary of Jack Kent Cooke Incorporated) as of December 28, 1997 and the related statements of income and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tower Media Inc (a wholly-owned subsidiary of Jack Kent Cooke Incorporated) at December 28, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




                                             \s\  ERNST & YOUNG LLP
                                                  -----------------
                                                  Ernst & Young LLP



Denver, Colorado
March 27, 1998

                                   Tower Media Inc
             (a wholly-owned subsidiary of Jack Kent Cooke Incorporated)

                                    Balance Sheet

                                  December 28, 1997
                  (IN THOUSANDS, EXCEPT PAR VALUE AND SHARE AMOUNTS)


ASSETS
Current assets:
   Cash and cash equivalents                                        $13,815
   Accounts receivable, net of an allowance for
     doubtful accounts of $851                                       12,942
   Inventories                                                        2,903
   Prepaid expenses and other current assets                            474
                                                                    -------
Total current assets                                                 30,134

Property, plant and equipment, net                                   33,264
Intangible assets, net of accumulated amortization of
   $2,049                                                             1,232
                                                                    -------
Total assets                                                        $64,630
                                                                    -------
                                                                    -------
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
   Accounts payable                                                 $ 3,676
   Accrued compensation and benefits                                  7,070
   Other accrued liabilities                                          1,260
   Deferred revenue                                                   3,551
   Due to an affiliate                                                    2
                                                                    -------
Total current liabilities                                            15,559

Commitments and contingencies

Shareholder's equity:
   Common stock, $1.00 par value:
     Authorized shares--2,500
     Issued and outstanding shares--1,000                                 1
   Additional paid-in capital                                        81,643
   Accumulated deficit                                              (32,573)
                                                                    -------
Total shareholder's equity                                           49,071
                                                                    -------
Total liabilities and shareholder's equity                          $64,630
                                                                    -------
                                                                    -------


SEE ACCOMPANYING NOTES.

                                   Tower Media Inc
             (a wholly-owned subsidiary of Jack Kent Cooke Incorporated)

                     Statement of Income and Accumulated Deficit

                             Year ended December 28, 1997
                                    (IN THOUSANDS)


Revenues:
   Advertising                                                   $   83,272
   Circulation                                                       16,985
   Other                                                                327
                                                                 ----------
Total revenue                                                       100,584

Operating expenses:
   Cost of sales                                                     52,732
   Selling, general and administrative                               36,096
   Depreciation and amortization expense                              6,034
   Amortization expense on intangible assets                            408
                                                                 ----------
                                                                     95,270
                                                                 ----------
Income from operations                                                5,314
                                                                 ----------

Other income (expense):
   Interest income                                                      354
   Other expense, net                                                  (828)
                                                                 ----------
                                                                       (474)
                                                                 ----------
Net income                                                            4,840
Accumulated deficit at beginning of the year                        (37,413)
                                                                 ----------
Accumulated deficit at end of the year                           $  (32,573)
                                                                 ----------
                                                                 ----------


SEE ACCOMPANYING NOTES.

                                   Tower Media Inc
             (a wholly-owned subsidiary of Jack Kent Cooke Incorporated)

                               Statement of Cash Flows

                             Year ended December 28, 1997
                                    (IN THOUSANDS)


OPERATING ACTIVITIES
Net income                                                          $ 4,840
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Net change in allowance for doubtful accounts                        4
     Depreciation and amortization                                    6,442
     Changes in operating assets and liabilities:
       Accounts receivable                                             (537)
       Inventories                                                     (681)
       Prepaid expenses and other current assets                        (45)
       Accounts payable                                                 983
       Accrued compensation and benefits                               (288)
       Other accrued liabilities                                       (589)
       Deferred revenue                                                  66
                                                                    -------
Net cash provided by operating activities                            10,195

INVESTING ACTIVITIES
Additions to property, plant and equipment, net                      (1,837)
Principal payments on notes receivable                                  293
                                                                    -------
Net cash used in investing activities                                (1,544)

FINANCING ACTIVITIES
Change in due from (to) affiliates                                    2,833
                                                                    -------
Net cash provided by financing activities                             2,833
                                                                    -------

Net increase in cash and cash equivalents                            11,484
Cash and cash equivalents at beginning of year                        2,331
                                                                    -------
Cash and cash equivalents at end of year                            $13,815
                                                                    -------
                                                                    -------


SEE ACCOMPANYING NOTES.

                                   Tower Media Inc
             (a wholly-owned subsidiary of Jack Kent Cooke Incorporated)

                            Notes to Financial Statements

                                  December 28, 1997
                                    (IN THOUSANDS)


1. ORGANIZATION

Tower Media Inc (the "Company") was incorporated on August 30, 1991, as a wholly-owned subsidiary of Cooke Media Group Inc. ("CMG"), which is a wholly-owned subsidiary of Jack Kent Cooke Incorporated ("JKCI"). On February 14, 1992, the operating assets and liabilities of the Los Angeles Daily News division of CMG were transferred from CMG to the Company. The Los Angeles Daily News is a local daily newspaper serving Los Angeles and the surrounding areas.

The Company's fiscal year ends on the last Sunday of each calendar year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes. Although these estimates are based on management's knowledge of current events and actions they may undertake in the future, actual results could differ from those estimates.

CASH EQUIVALENTS

The Company considers all highly liquid investments with initial maturities of three months or less when acquired to be cash equivalents. Substantially all of the cash and cash equivalents at December 28, 1997 consist of interest-bearing financial instruments.

CONCENTRATION OF CREDIT RISK

Management of the Company does not believe there is a significant concentration of credit risk primarily due to its Los Angeles, California based customers and its nationally recognized customers. The Company generally does not require collateral and losses on uncollectible receivables have been within management's expectations.

                                   Tower Media Inc
             (a wholly-owned subsidiary of Jack Kent Cooke Incorporated)

                       Notes to Financial Statements (continued)

                                    (IN THOUSANDS)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

As of December 28, 1997, approximately 25% of the Company's employees were represented by unions. The union contract with two groups of employees under the Graphic Communication Union expired in 1996 and those employees have continued to work without a contract. Such employees, which represent approximately 8% of the Company's workforce, did not strike in 1996 when their contracts expired and, as of March 27, 1998, there are no indications that the employees are considering striking. There are no pending negotiations in connection with the expired union contract. The Company does not believe such employees will strike within the foreseeable future but there are no assurances to that effect.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at cost. Repairs and maintenance are expensed as incurred. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the underlying assets, which are generally as follows:

               Buildings and improvements    19 to 40 years
               Furniture and equipment       3 to 10 years

INTANGIBLE ASSETS AND OTHER LONG-LIVED ASSETS

Intangible assets primarily consist of a newspaper subscriber list, which is recorded at cost and amortized using the straight-line method over an estimated useful life of 9 years.

REVENUE RECOGNITION

Circulation revenue is generally billed in advance and is deferred until newspapers are delivered. Advertising revenue is recognized as earned.

ADVERTISING COSTS

The Company expenses all advertising costs as incurred. Advertising costs were approximately $4,031 for the year ended December 28, 1997, which included barter related transactions. Advertising costs are recorded as part of selling, general and administrative expenses in the accompanying financial statements.

                                   Tower Media Inc
             (a wholly-owned subsidiary of Jack Kent Cooke Incorporated)

                       Notes to Financial Statements (continued)

                                    (IN THOUSANDS)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out method) or market, and consist primarily of newsprint, ink and other related items.

FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying amounts of financial instruments as reported in the accompanying balance sheet approximate their fair value.

3. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at December 28, 1997:


Land                                                               $  5,219
Building and improvements                                            30,143
Furniture and equipment                                              64,659
                                                                   --------
                                                                    100,021
Less accumulated depreciation and amortization                       66,757
                                                                   --------
                                                                   $ 33,264
                                                                   --------
                                                                   --------


4. INCOME TAXES

A consolidated federal tax return is filed by JKCI. The Company has a tax sharing arrangement with JKCI requiring that the Company provide for income taxes as if it were a separate taxable entity. Under the arrangement, the Company will receive deductions for its net operating loss carryforwards and carrybacks only in years when it has taxable income. Such benefit will be limited by the amount of the Company's net operating loss carryforwards and carrybacks actually utilized in the consolidated federal income tax return.

The Company utilizes the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Temporary differences arise primarily from differences in depreciation and

                                   Tower Media Inc
             (a wholly-owned subsidiary of Jack Kent Cooke Incorporated)

                       Notes to Financial Statements (continued)

                                    (IN THOUSANDS)


4. INCOME TAXES (CONTINUED)

amortization for financial statement and income tax purposes and unused net operating loss carryforwards.

Significant components of the Company's deferred tax assets at December 28, 1997 are as follows:


Deferred tax assets:
   Depreciation                                                    $  5,414
   Amortization                                                      24,067
   Net operating loss carryforwards                                  22,915
   Allowance for doubtful accounts                                      368
   Accrued vacation                                                     586
   Other                                                                 33
                                                                   --------
Gross deferred tax assets                                            53,383
Valuation allowance                                                 (53,383)
                                                                   --------
Net deferred tax assets                                            $    -
                                                                   --------
                                                                   --------

The Company has provided full valuation allowances for its deferred income tax assets at both the beginning and end of 1997.

At December 28, 1997, the Company had unused net operating loss carryforwards for federal and state income tax purposes of approximately $56 million and $34 million, respectively. Accordingly, for the year ended December 28, 1997, no federal or state income tax was recognized. The federal and state net operating loss carryforwards expire in years 2007 through 2011 and years 1998 through 2001, respectively.

5. EMPLOYEE BENEFIT PLANS

The Daily News Pension Plan (the "Plan") covers substantially all full-time employees who have attained age 21 and completed one year of service, excluding those employees covered under separate collective bargaining agreements. Contributions to the Plan are actuarially determined by the projected unit credit method. The Company's policy is to make the minimum required contributions as required by the applicable Internal Revenue Service and Department of Labor regulations. Pension benefits are calculated by taking 1% of average earnings for pension service subsequent to July 1, 1991, plus the accrued benefit at July 1, 1991, if any, under a prior pension plan. Plan assets consist principally

                                   Tower Media Inc
             (a wholly-owned subsidiary of Jack Kent Cooke Incorporated)

                       Notes to Financial Statements (continued)

                                    (IN THOUSANDS)


5. EMPLOYEE BENEFIT PLANS (CONTINUED)

of investments in U.S. government obligations, equity securities, corporate bonds and money market funds.

The following table details the components of pension expense, the funded status of the Plan, amounts recognized in the Company's balance sheet and major assumptions used to determine these amounts as of and for the year ended December 28, 1997:


Components of pension expense:
   Service cost                                                     $   658
   Interest cost                                                      1,163
   Actual return on Plan assets                                      (1,951)
   Net amortization and deferral                                        584
                                                                    -------
Total pension expense, included in operating expenses               $   454
                                                                    -------
                                                                    -------

Fair value of Plan assets                                           $16,280
Actuarial present value of accumulated
   benefit obligations:
     Vested                                                         (14,202)
     Nonvested                                                         (665)
     Provision for future salary increases                           (1,621)
                                                                    -------
Plan assets less than projected benefit obligation                     (208)
Unrecognized prior service credit                                    (1,656)
Unrecognized net gain                                                (1,766)
Unrecognized net transition liability                                   121
                                                                    -------
Accrued pension cost, included in accrued
   compensation and benefits                                        $(3,509)
                                                                    -------
                                                                    -------

Discount rate                                                         7.75%
Rate of increase in compensation                                      4.50%
Expected long-term rate of return on Plan assets                      8.50%

The discount rate increased from 7.50% in the prior year; however, the impact on the actuarial present value of accumulated benefit obligations was not significant.

                                   Tower Media Inc
             (a wholly-owned subsidiary of Jack Kent Cooke Incorporated)

                       Notes to Financial Statements (continued)

                                    (IN THOUSANDS)

5. EMPLOYEE BENEFIT PLANS (CONTINUED)

The above amounts were calculated based on the presumption that the Plan would continue. However, as a result of the transaction disclosed in Note 8, all future benefits under the Plan were frozen as of January 30, 1998. Due to the freezing of Plan benefits, the rate of increase in compensation will not be taken into account prospectively in calculating the accumulated benefit obligation, which will result in a reduction of the accumulated benefit obligation.

The Daily News 401(k) Savings Plan covers most full-time employees who voluntarily elect to contribute from 2% to 16% of their eligible compensation to the plan. The Company makes matching contributions of 25% of a participant's elective salary deferral, up to 6% of each participant's total compensation. The Company does not make matching contributions for employees covered under separate collective bargaining agreements. The Company's matching contributions were $167 in 1997.

6. COMMITMENTS AND CONTINGENCIES

The Company leases certain facilities and equipment primarily under operating leases which expire on various dates through 2001. Certain of the leases contain annual escalation clauses, which have been included in the future minimum rental payments below, and require the Company to pay additional expenses such as maintenance, taxes, insurance and other operating costs. In certain agreements, the Company also maintains renewal options. Future minimum rental payments under noncancelable operating leases for the Company's fiscal years ending December are as follows:


                              1998      $102
                              1999        83
                              2000        83
                              2001         1
                                        ----
                                        $269
                                        ----
                                        ----

Rent expense under all operating lease agreements was $155 for the year ended December 28, 1997.

The Company is involved in various legal proceedings arising in the ordinary course of business. Management believes such proceedings are without merit or, if decided adversely, would not materially affect the Company's financial condition, results of operations or cash flows.

                                   Tower Media Inc
             (a wholly-owned subsidiary of Jack Kent Cooke Incorporated)

                       Notes to Financial Statements (continued)

                                    (IN THOUSANDS)


7. RELATED PARTY TRANSACTIONS

At December 29, 1996, the Company was owed $2.8 million from JKCI for amounts previously advanced. During 1997, the Company advanced an additional $4.2 million and was fully repaid by JKCI prior to December 28, 1997. The advances did not bear interest.

The $2 due to an affiliate at December 28, 1997 relates to miscellaneous activity with an affiliate of JKCI.

An executive officer of the Company is compensated by JKCI without an allocation or chargeback to the Company. The base salary and incentive bonuses for the executive officer for the year ended December 28, 1997 were $300 and $340, respectively.

8. SUBSEQUENT EVENT - ASSET DISPOSITION

On January 30, 1998, pursuant to an Asset Purchase and Sale Agreement, the Company sold substantially all of its operating assets and liabilities, together with certain fixed and intangible assets, to Garden State Newspapers, Inc. for approximately $130 million in cash, subject to certain purchase price adjustments.

9. YEAR 2000 (UNAUDITED)

The Company has determined that it will need to modify or replace significant portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and beyond. The Company also has initiated discussions with its significant suppliers, large customers and financial institutions to ensure that those parties have appropriate plans to remediate Year 2000 issues where their systems interface with the Company's systems or otherwise impact its operations. The Company is assessing the extent to which its operations are vulnerable should those organizations fail to remediate properly their computer systems.

The Company's Year 2000 initiative is being managed by its internal staff and is designed to ensure that there is no adverse effect on the Company's core business operations and that transactions with customers, suppliers and financial institutions are fully supported. The Company is under way with these efforts, which are scheduled to be completed in early 1999. While the Company believes its planning efforts are adequate to address its Year 2000 concerns, there can be no guarantee that the systems

                                   Tower Media Inc
             (a wholly-owned subsidiary of Jack Kent Cooke Incorporated)

                       Notes to Financial Statements (continued)

                                    (IN THOUSANDS)


9. YEAR 2000 (UNAUDITED) (CONTINUED)

of other companies on which the Company's systems and operations rely will be converted on a timely basis and will not have a material effect on the Company. The cost of the Year 2000 initiatives is not expected to be material to the Company's results of operation or financial position.